As filed with the Securities and Exchange Commission on January 9, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ENERGY VAULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	85-3230987 (I.R.S. Employer Identification No.)
4165 East Thousand Oaks Blvd., Suite 100
Westlake Village, California 91362
(805) 852-0000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Piconi
Chief Executive Officer
4165 East Thousand Oaks Blvd. Suite 100
Westlake Village, California 91362
(805) 852-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Brad Eastman Chief Legal Officer 4165 East Thousand Oaks Blvd. Suite 100 Westlake Village, California 91362 (805) 852-0000	Benjamin N. Heriaud, Esq. Vinson & Elkins, LLP 1114 Avenue of the Americas, 32nd Floor New York, NY 10036 (212) 237-0000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement on Form S-3 (this “Registration Statement”) is a combined prospectus (“Prospectus”) relating to this Registration Statement and to the registration statement on Form S-3 (No. 333-292030), initially filed by Energy Vault Holdings, Inc. on October 7, 2025, and declared effective on December 16, 2025 (the “Initial Registration Statement”). The Prospectus included herein relates to and will be used in connection with the proposed resale or other disposition by the Selling Stockholder named in the Prospectus of up to 33,251,333 shares of common stock of Energy Vault Holdings, Inc. issuable upon conversion of obligations under the Convertible Debentures described in the Prospectus. This Registration Statement shall constitute a post-effective amendment to the Initial Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 9, 2026.
PRELIMINARY PROSPECTUS
ENERGY VAULT HOLDINGS, INC.
Up to 33,251,333 shares of Common Stock Offered by the Selling Stockholder
Issuable Upon Conversion of Obligations Under Convertible Debentures

This prospectus relates to the resale or other disposition from time to time by YA II PN, Ltd. (the “Selling Stockholder”), of up to an aggregate of 33,251,333 shares of common stock, par value $0.0001 per share (“common stock”), of Energy Vault Holdings, Inc. (the “Company,” “we,” “our” or “us”).
On September 22, 2025, we entered into a securities purchase agreement with the Selling Stockholder (the “Purchase Agreement”) pursuant to which we agreed to issue and sell up to $50.0 million in aggregate principal amount of senior unsecured convertible debentures (“Debentures”) to the Selling Stockholder in multiple tranches. The initial $30.0 million tranche (the “First Tranche”) was funded on September 22, 2025 (the “Initial Closing Date”), and an additional $20.0 million tranche (the “Second Tranche”) was funded on December 16, 2025. The First Tranche and the Second Tranche mature on March 22, 2027.
On December 30, 2025, the Company and the Selling Stockholder entered into an amendment to the Purchase Agreement (the “Amendment”), pursuant to which the Company agreed to issue and sell an additional $15.0 million of Debentures to the Selling Stockholder (the “Third Tranche,” collectively with the First Tranche and the Second Tranche, the “Convertible Debentures”). The Third Tranche will mature on August 30, 2027.
Beginning on November 26, 2025, with respect to the First Tranche, and on January 26, 2026, with respect to the Second Tranche and the Third Tranche, and monthly thereafter (each, a “Payment Date”), the Company must satisfy scheduled installments consisting of principal and accrued interest. For each such payment, the Company may (i) pay cash plus a payment premium equal to 7% of the principal portion paid in the case of the First Tranche and the Second Tranche and 4% of the principal portion paid in the case of the Third Tranche (the “Payment Premium”), (ii) elect to allow the Selling Stockholder to convert the unpaid installment at a price equal to the lower of (A) $4.50 per share in the case of the First Tranche, $7.53 per share in the case of the Second Tranche and $7.41 per share in the case of the Third Tranche (the “Fixed Price”) or (B) 97% of the lowest daily volume weighted average price during the four trading days prior to conversion, but which price shall not be lower than $0.60 per share (the “Floor Price”) or (iii) through a combination of cash and conversion.
We are registering these shares of common stock for resale by the Selling Stockholder pursuant to the registration rights granted to the Selling Stockholder under that certain registration rights agreement we entered into with the Selling Stockholder, dated as of September 22, 2025 and as amended and restated on December 30, 2025.
We will not receive any of the proceeds from the sale of common stock by the Selling Stockholder. Pursuant to the Registration Rights Agreement, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholder pursuant to this prospectus. Our registration of the common stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the common stock. The Selling Stockholder may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of common stock offered hereunder, the Selling Stockholder, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
This prospectus provides you with a general description of the shares of common stock offered hereby and the general manner in which the Selling Stockholder, upon conversion of obligations under the Convertible Debentures, may offer such securities. More specific terms of any securities that the Selling Stockholder offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Our headquarters are located at 4165 East Thousand Oaks Blvd., Suite 100, Westlake Village, California 91362. Our common stock is quoted under the symbol “NRGV” on The New York Stock Exchange (“NYSE”). On January 7, 2026, the closing price of our common stock on the NYSE was $5.43 per share. We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings we may make from time to time with the Securities and Exchange Commission. See “Risk Factors” on page 5.
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore subject to reduced public company reporting requirements. See “Our Business — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
You should read this prospectus and the applicable prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
THE DATE OF THIS PROSPECTUS IS           , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings. This prospectus generally describes Energy Vault Holdings, Inc. and its securities, including its common stock. The Selling Stockholder may use the shelf registration statement to sell up to an aggregate of 33,251,333 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.”
We will not receive any proceeds from the sale of the common stock to be offered by the Selling Stockholder. Pursuant to the Registration Rights Agreement, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholder pursuant to this prospectus.
More specific terms of any shares of the common stock that the Selling Stockholder offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
No offer of the common stock will be made in any jurisdiction where the offer is not permitted.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security. We take no responsibility for, and can provide no assurances as to the reliability of, any different or inconsistent information that others may give you. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”
This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may be based on inaccurate assumptions or not account for known or unknown risks and uncertainties, and therefore, be incorrect. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.
Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — Risk Factors of our annual report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Specifically, changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies, and tariffs; changes in tax laws and government regulations and the impact of those changes on us, including as a result of the One Big Beautiful Bill Act (“OBBBA”) and its changes to the U.S. tax code and the clean-energy tax credits established under the Inflation Reduction Act of 2022 (“IRA”); investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities, including our expansion into owned and operated projects; and other factors detailed in reports filed with the SEC. You should not rely on forward-looking statements as predictions of future events.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated by reference might not occur.
We caution investors not to place undue reliance on the forward-looking statements, which represent management’s views only as of the date of this prospectus or documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS
References to “we,” “us,” “our,” “Energy Vault,” or the “company” refer to Energy Vault Holdings, Inc. and its subsidiaries.
Energy Vault Holdings, Inc., was originally incorporated under the name Novus Capital Corporation II (“Novus”) as a special purpose acquisition company in the state of Delaware in September 2020 with the purpose of effecting a merger with one or more operating businesses. On September 8, 2021, Novus announced that it had entered into a definitive agreement for a business combination with Energy Vault, Inc. (“Legacy Energy Vault”) that resulted in Legacy Energy Vault becoming a wholly owned subsidiary of Novus (the “Merger”). Upon the closing of the Merger on February 11, 2022 (the “Closing”), Novus was immediately renamed to “Energy Vault Holdings, Inc.”
Energy Vault provides a diverse technology portfolio of turnkey energy storage platforms, including proprietary gravity, battery, and green hydrogen energy storage hardware technologies, supported by our technology-agnostic energy management system software and integration platform. In 2024, we began a multi-year transition from providing this technology portfolio solely to third parties through a build-and-transfer model or licensing model, to also taking an ownership interest in energy storage assets in select attractive markets. We believe that our experience in the build-and-transfer business, combined with our proprietary energy storage technologies and geographical footprint, uniquely positions us to build and operate storage projects with superior efficiency and reliability. We incorporate a customer-centric, solutions-based approach toward helping utilities, independent power producers (“IPP”), and large industrial energy users reduce their energy costs while maintaining power reliability. As the global demand for electricity increases and the world transitions to an economy powered by increasingly intermittent renewable energy such as solar and wind, the ability to provide clean, reliable, and affordable electricity to a growing global population will depend heavily on the ability to store and distribute energy at appropriate times. We are striving to create a world powered by renewable resources so that everyone will have access to clean, reliable, sustainable, and affordable energy.
Implications of being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
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being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:
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December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of Novus’s initial public offering);

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the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

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the date on which we are deemed to be a “large accelerated filer,” (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

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the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

In addition, we have elected to use the exemption for the delayed adoption of certain accounting standards until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.
Executive Offices
Our executive offices are located at 4165 East Thousand Oaks Blvd., Suite 100, Westlake Village, California 91362, and our telephone number is (805) 852-0000. Our website is https://www.energyvault.com/. Information contained on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1 A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition, results of operations or stock price could be materially adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Information Regarding Forward Looking Statements.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock to be offered by the Selling Stockholder. Pursuant to the Registration Rights Agreement, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholder pursuant to this prospectus.

THE SECURITIES PURCHASE AGREEMENT, THE CONVERTIBLE DEBENTURE, THE GUARANTEE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT
On September 22, 2025, the Company entered into the Purchase Agreement with the Selling Stockholder. Pursuant to the terms of the Purchase Agreement, on the Initial Closing Date, the Selling Stockholder purchased the First Tranche from the Company for a purchase amount of $29.1 million. The First Tranche has a conversion price of $4.50 per share, equal to 150% of the Bloomberg volume-weighted average price (“VWAP”) of the common stock on the trading day prior to the Initial Closing Date. On December 16, 2025, the Company issued the Second Tranche to the Selling Stockholder for a purchase amount of $19.4 million. The Second Tranche has a conversion price of $7.53 per share, equal to 150% of the VWAP of the common stock on the trading day prior to the closing of the Second Tranche.
On December 30, 2025, the Company and the Selling Stockholder entered into the Amendment, pursuant to which the Company agreed to issue and sell the Third Tranche to the Selling Stockholder for a purchase amount of $14.7 million. The Third Tranche has a conversion price of $7.41 per share, equal to 150% of the VWAP of the common stock on the trading day prior to the closing of the Third Tranche.
On each Payment Date, the Company must satisfy scheduled installments consisting of principal and accrued interest. For each $10 million of First Tranche principal, the installment principal amounts are $0.4 million for the first Payment Date, $0.6 million for the next 13 Payment Dates, $0.8 million for the next Payment Date, and $1.0 million due at maturity. For each $10 million in Second Tranche principal, the installment principal amounts are approximately $0.64 million for the first twelve Payment Dates, approximately $0.84 million for the next Payment Date, and approximately $1.44 million due at maturity. For each $10 million in Third Tranche principal, the installment principal amounts are approximately $0.5 million for each Payment Date
The Company intends to use the net proceeds for general corporate working capital and to support storage project development, construction, and related growth initiatives.
The Convertible Debentures accrue interest on the outstanding principal balance at an annual rate equal to 7%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Convertible Debentures) for so long as the Event of Default remains uncured. The First Tranche and Second Tranche will mature on March 22, 2027. The Third Tranche will mature on August 30, 2027.
On any Payment Date when the daily VWAP has exceeded the Fixed Price by at least 15% for each of the five prior trading days, no installment is due. For any installment, the Company may (i) pay cash plus the applicable Payment Premium , (ii) elect to allow the Selling Stockholder to convert the unpaid installment at a price equal to the lower of (A) the Fixed Price or (B) 97% of the lowest daily VWAP during the four trading days prior to conversion (but not lower than the Floor Price), or (iii) satisfy an installment through a combination of cash and conversion.
The conversion price for installment conversions will not be less than the Floor Price. The Selling Stockholder may not convert the Convertible Debentures for shares representing more than 19.99% of the Company’s outstanding common stock as of the Initial Closing Date (the “Exchange Cap”) unless stockholder approval to exceed the Exchange Cap is obtained in accordance with the rules and regulations of the New York Stock Exchange. In addition, the Selling Stockholder may not convert the Convertible Debentures for shares if it would result in the Selling Stockholder beneficially owning more than 4.99% of the Company’s common stock at any time (the “Beneficial Ownership Limitation”).
If (i) the common stock trades below the Floor Price for any 5 of 7 consecutive trading days, (ii) the Company has issued in excess of 99% of the shares available under the Exchange Cap without requisite stockholder approval, or (iii) subject to a grace period that extends no later than March 31, 2026 in the case of the Third Tranche only, the Selling Stockholder cannot use the resale registration statement for 10 consecutive trading days (each, an “Amortization Event”), then the required monthly installment increases to the greater of the scheduled amount and 20% of then-outstanding principal, and the cash Payment Premium on such installment increases to 10%. If the Selling Stockholder converts at the Fixed Price or the Company prepays principal, the converted or prepaid amount reduces future installments starting from the maturity date and moving backwards. The Company may redeem the Convertible Debentures for cash upon advance notice when the VWAP is below the Fixed Price (with the applicable Payment Premium). If a change of control occurs, the Company may redeem all outstanding Convertible Debentures at 110% of principal.
In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Stockholder, pursuant to which the Company agreed to file a registration statement covering the resale of the common stock issuable upon conversion of the First Tranche and the Second Tranche within 10 business days after the Initial Closing Date and to use commercially reasonable efforts to obtain effectiveness within 60 days. The registration statement covering such shares (No. 333-292030) was initially filed on October 7, 2025 and was declared effective on December 16, 2025
In connection with the Amendment, on December 30, 2025, the Company and the Selling Stockholder entered into an amendment and restatement of the Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the common stock issuable upon conversion of the Third Tranche within 10 business days after closing of the Third Tranche and to use commercially reasonable efforts to obtain effectiveness within 30 days.
The Purchase Agreement (as amended by the Amendment) includes customary covenants and restrictions, including a prohibition on variable-rate transactions while amounts may be or are outstanding, limitations on additional indebtedness and liens subject to agreed exceptions (including specified project-level indebtedness for subsidiaries such as Calistoga and Cross Trails and certain refinancings), and limitations on the Company’s use of existing equity lines without the consent of the Selling Stockholder. In addition, pursuant to the Amendment, the Company is prohibited from using its at the market equity program until the Third Tranche has been repaid in full. The Selling Stockholder agreed not to engage in short sales of the Company’s equity, but may sell shares corresponding to submitted conversions.
The Convertible Debentures and related definitive agreements are governed by New York law.
The Company’s obligations with respect to the Purchase Agreement and the Convertible Debentures are guaranteed by Energy Vault, Inc., a Delaware corporation, and Snyder Housing, LLC, a Texas limited liability company (together the “Guarantors”), pursuant to global guaranty agreements (the “Guarantee Agreements”) entered into by the Guarantors in favor of the Selling Stockholder on September 22, 2025 and December 30, 2025.
Actual issuances of shares of common stock to the Selling Stockholder on conversion of the Convertible Debentures will depend on a variety of factors, which may include, among other things, market conditions, the trading price of our common stock and any determinations made by the Selling Stockholder as to the appropriateness and timing of acquiring shares under the Convertible Debentures.
The foregoing descriptions of the Purchase Agreement, the Amendment, the Convertible Debentures, and the A&R Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, the Amendment, which is attached hereto as Exhibit 10.2, the form of Convertible Debenture, which is attached hereto as Exhibit 4.2, and the A&R Registration Rights Agreement, which is attached hereto as Exhibit 10.3, respectively, and each is incorporated herein by reference.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of common stock may be sold by the Selling Stockholder under this prospectus.

SELLING STOCKHOLDER
Beneficial Ownership
This prospectus relates to the offer and sale by the Selling Stockholder of up to 33,251,333 shares of common stock that may be issued by us to the Selling Stockholder upon conversion of the Convertible Debentures. For additional information regarding the issuance of the Convertible Debentures, see “The Securities Purchase Agreement, The Convertible Debenture, The Guarantee Agreement and the Registration Rights Agreement” in this prospectus.
We are registering these 33,251,333 shares of common stock issuable upon conversion of obligations under the Convertible Debentures for sale by the Selling Stockholder pursuant to the A&R Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Amendment and ownership of the Convertible Debenture pursuant to the Purchase Agreement and the Amendment, and as set forth in the section titled “Plan of Distribution” in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years.
The Selling Stockholder may not convert the Convertible Debentures for shares representing more than the Exchange Cap unless stockholder approval to exceed the Exchange Cap is obtained in accordance with the rules and regulations of the New York Stock Exchange.
In addition, the Selling Stockholder may not convert Convertible Debentures for shares of common stock if it would result in the Selling Stockholder beneficially owning more than the Beneficial Ownership Limitation. As a result of the Exchange Cap, the Convertible Debentures have a maximum conversion amount of 33,251,333 shares of common stock, which represents 19.99% of the Company’s common stock outstanding as of the Initial Closing Date. In accordance with the terms of the A&R Registration Rights Agreement, this prospectus covers the resale of the maximum number of shares of common stock issuable upon conversion of the Convertible Debentures under the Exchange Cap.
The percent of beneficial ownership in the table below is based on 166,339,836 shares of common stock issued and outstanding as of the Initial Closing Date. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Based on the information provided to us by the Selling Stockholder, the Selling Stockholder has sole voting and investment power with respect to our shares of common stock beneficially owned by it.
The number of shares in the column titled “Number of Shares of Common Stock that may be sold hereby” represents all of the shares of common stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all, or none of the shares being offered for resale in this offering. If the Selling Stockholder exercises its right to convert the Convertible Debentures into common stock, we do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock being offered for resale by this prospectus.
The column titled “Number of Shares Beneficially Owned After the Offering” in the table below assumes the resale by the Selling Stockholder of all of the shares of common stock being offered for resale pursuant to this prospectus. The number of shares of common stock that may actually be issued upon conversion of the Convertible Debentures pursuant to the terms thereof may be more than the number of shares being offered by this prospectus.
	Shares of Common Stock Beneficially Owned Before the Offering		Number of Shares of Common Stock that may be sold hereby(2)	Number of Shares Beneficially Owned After the Offering
Selling Stockholder:	Shares	Voting Power(1)		Shares	Voting Power(1)
YA II PN, Ltd.(3)	8,736,299(4)	4.99%	33,251,333	0	0.0%

(1)
Represents percentage of voting power of our common stock.

(2)
Represents the number of shares being registered on behalf of the Selling Stockholder pursuant to this registration statement, which may be less than the total number of shares held by the Selling Stockholder.

(3)
Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

(4)
Consists of shares of common stock issuable to the Selling Stockholder pursuant to the terms of the Convertible Debentures giving effect to the Beneficial Ownership Limitation. As at the date of this prospectus, other than the shares of common stock issuable upon conversion of obligations under the Convertible Debentures, the Selling Stockholder and its affiliates do not have beneficial ownership of any shares of our common stock. The shares of common stock issuable pursuant to the Convertible Debentures are subject to the Beneficial Ownership Limitation and the Exchange Cap, which restrict the Selling Stockholder from converting any portion of the outstanding balance under the Convertible Debenture that would result in the Selling Stockholder and its affiliates owning, upon such conversion, a number of shares of our common stock in excess of the Beneficial Ownership Limitation or the Exchange Cap.

PLAN OF DISTRIBUTION
The common stock is being registered to permit the Selling Stockholder to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholder of the shares of common stock offered under this prospectus. Pursuant to the Registration Rights Agreement, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholder pursuant to this prospectus.
The Selling Stockholder may use any one or more of the following methods when disposing of the common stock pursuant to this prospectus or interests therein:
•
on the New York Stock Exchange or any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in underwritten transactions;

•
distributions to members, general partners and limited partners;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Stockholder to sell a specified number of such common stock at a stipulated price per security; and

•
a combination of any such methods of sale or by any other legally available means.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the common stock owned by it and, if any Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholder to include the pledgee, transferee or other successors in interest as the Selling Stockholder under this prospectus. In connection with the sale of our common stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume.
The Selling Stockholder may also loan or pledge our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this prospectus. The number of shares of common stock beneficially owned by a Selling Stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be Selling Stockholder for purposes of this prospectus.

The aggregate proceeds to the Selling Stockholder from the sale of the common stock will be the purchase price of the common stock less discounts and commissions, if any.
In offering the common stock covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, a Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
To the extent required, the common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Under the securities laws of some states, if applicable, the common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The Selling Stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock offered in this prospectus by the Selling Stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.
We cannot assure you that the Selling Stockholder will sell all or any portion of the common stock registered pursuant to this registration statement. The Selling Stockholder may have agreements with underwriters, dealers and agents to indemnify it against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

DESCRIPTION OF COMMON STOCK
Authorized and Outstanding Stock
Our Second Amended and Restated Charter authorizes the issuance of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with a par value of $0.0001 per share. As of November 7, 2025, there were 167,790,003 shares of common stock outstanding.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of our common stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Election of Directors
Our board of directors is divided into three classes of approximately equal size, each of which generally serves for a term of three years with only one class of directors being elected in each year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Preferred Stock
We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

Options
As of September 30, 2025, there were options to purchase 6,370,762 shares of our common stock outstanding, with a weighted-average exercise price of $1.63.
Restricted Stock Units
As of September 30, 2025, there were 23,764,397 restricted stock units outstanding, each representing the right to receive one share of our common stock.
Warrants
As of November 7, 2025, we had 15,238,774 warrants outstanding, comprised of 5,166,666 Novus Warrants, 4,500,000 Dorado Goose Warrants and 5,572,108 OIC Warrants (each as defined below).
Novus Warrants
As of September 30, 2025, there were 5,166,666 warrants to purchase common stock outstanding, held by our Founders (as defined in the Registration Statement on Form S-1 (File No. 333-262720)) (the “Novus Warrants”). Each Novus Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below. The Novus Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon liquidation.
The Novus Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by us, in each case so long as they are still held by the Founders or their permitted transferees.
The Novus Warrants were issued in registered form under the warrant agreement dated as of February 3, 2021 by and between the Company (f/k/a Novus Capital Corp. II) and Continental Stock Transfer & Trust Company, as warrant agent (the “Novus Warrant Agreement”.) The Novus Warrant Agreement provides that the terms of the Novus Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Novus Warrants, if such modification or amendment is being undertaken after the closing, in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of common stock issuable on exercise of the Novus Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Novus Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.
The Novus Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the Novus Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Novus Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of our common stock and any voting rights until they exercise their Novus Warrants and receive shares of our common stock. After the issuance of shares of common stock upon exercise of the Novus Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Novus Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.
Dorado Goose Warrants
On August 18, 2025, the Company completed the private sale of an aggregate of 4,500,000 warrants (the “Dorado Goose Warrants) to purchase shares of common stock at an exercise price ranging from $1.50 per share to $3.00 per share to Dorado Goose LLC, a Puerto Rico limited liability company. The Dorado Goose Warrants allow for cashless exercise and are exercisable until August 18, 2027. The exercise price and the number of shares of common stock issuable upon exercise are subject to customary anti-dilution adjustments. So long as the Dorado Goose Warrants are unexercised, the Dorado Goose Warrants do not entitle the holder of any Dorado Goose Warrant to any voting rights or any other shareholder rights. The issuance of the Dorado Goose Warrants and the shares issuable upon exercise of the Dorado Goose Warrants have not been registered under the Securities Act or under any state securities law. The Company believes that the transaction is exempt from registration under Section 4(a)(2) of the Securities Act, and customary legends were affixed to the Dorado Goose Warrants and will be affixed to any shares issued upon exercise of the Dorado Goose Warrants.
OIC Warrants
On October 9, 2025, Energy Vault, Inc. (“Energy Vault”), a wholly-owned subsidiary of the Company entered into a contribution and purchase agreement (the “Contribution Agreement”) with OIC Structured Equity Fund I, L.P., OIC Structured Equity Fund I AUS, L.P., OIC Structured Equity Fund I GPFA, L.P., (collectively, “OIC”) and Asset Vault, LLC (“Asset Vault”), a then wholly-owned subsidiary of Energy Vault, to establish a joint venture among the Company and OIC dedicated to developing, building, owning and operating energy storage assets globally. Pursuant to the Contribution Agreement, in connection with OIC’s initial contribution of $35,000,000, the Company issued to OIC an aggregate of 5,572,108 warrants to purchase common stock (the “OIC Warrants”) of the Company at an exercise price equal to the product of (a) 1.25 and (b) the volume weighted average price for the five trading days preceding the closing of the transaction. The OIC Warrants are entitled to a cashless exercise, are subject to a three year holding period, and are exercisable until October 9, 2030. The exercise price and the number of shares of Common Stock issuable upon exercise are subject to customary anti-dilution adjustments. So long as the OIC Warrants are unexercised, the OIC Warrants do not entitle the holder of any OIC Warrant to any voting rights or any other shareholder rights. The issuance of the OIC Warrants and the shares issuable upon exercise of the Warrants have not been registered under the Securities Act or under any state securities law. The Company believes that the transaction was exempt from registration under Section 4(a)(2) of the Securities Act, and customary legends were affixed to the OIC Warrants and will be affixed to any shares issued upon exercise of the OIC Warrants.
Certain Anti-Takeover Provisions of Delaware Law
Pursuant to the Second Amended and Restated Charter, we have not opted out of Section 203 of the DGCL. Under Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:
•
the board approved the acquisition prior to its consummation;

•
the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•
the business combination is approved by the board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if the board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Special Meeting of Stockholders
The Second Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer and our board of directors pursuant to adoption of a resolution.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The Second Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. These bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Written Consent by Stockholders
Under the Second Amended and Restated Charter, subject to the rights of any series of preferred stock then outstanding, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.
Exclusive Forum Selection
The Second Amended and Restated Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Second Amended and Restated Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Limitation on Liability and Indemnification of Directors and Officers
The Second Amended and Restated Charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the Second Amended and Restated Charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We also intend to enter into agreements with our officers and directors to provide contractual indemnification. The Second Amended and Restated Bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Registrar and Transfer Agent
Continental Stock Transfer & Trust Company is the registrar and transfer agent for the shares of our common stock. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Securities
Our common stock is listed on the NYSE under the symbols “NRGV.”

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., New York, New York.

EXPERTS
The consolidated financial statements of Energy Vault Holdings, Inc. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our website is located at http://energyvault.com and our reports, amendments thereto, proxy statements, and other information are also made available, free of charge, on our investor relations website at http://https://investors.energyvault.com as soon as reasonably practicable after we electronically file or furnish such information with the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
1.
Our Annual Report on Form 10-K, filed on April 1, 2025, for the year ended December 31, 2024;

2.
Our Quarterly Reports on Form 10-Q, filed on May 13, 2025, for the three months ended March 31, 2025, filed on August 8, 2025, for the three months ended June 30, 2025 and filed on November 10, 2025, for the three months ended September 30, 2025;

3.
Our Current Reports on Form 8-K, filed on April 21, 2025, May 12, 2025, May 30, 2025, June 5, 2025, June 11, 2025, July 28, 2025, August 6, 2025, August 7, 2025, August 8, 2025, September 3, 2025, September 5, 2025, September 26, 2025, October 14, 2025, October 23, 2025, October 29, 2025, November 10, 2025, December 19, 2025, January 2, 2026 and January 6, 2026; and

4.
The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent amendment or report filed with the SEC for the purpose of updating the description.

In addition, all future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the prospectus supplement until all of the shares of common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus supplement and will automatically be deemed to modify and supersede any information in this prospectus supplement, the accompanying prospectus and any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein or therein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
4165 East Thousand Oaks Blvd., Suite 100
Westlake Village, CA 91362
(805) 852-0000
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

ENERGY VAULT HOLDINGS, INC.
33,251,333 shares of common stock Offered by the Selling Stockholder
Issuable Upon Conversion of Obligations under the Convertible Debentures

PRELIMINARY PROSPECTUS

The date of this prospectus is                 , 2026.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the company’s estimates (other than the SEC registration fee and FINRA filing fee) of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
ITEM	AMOUNT
SEC registration fee	$15,566.91(1)
FINRA filing fee	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Transfer agent fees and expenses	(2)
Miscellaneous fees and expenses	(2)
Total	$(2)

(1)
Inclusive of the registration fees previously paid in connection with the registration of certain of the securities registered hereunder that were previously registered on the registration statement on Form S-3 (File No. 333-282540). See “Explanatory Note”. The filing fee associated with this registration statement was carried forward from our prior registration statement, and no additional filing fee is due in connection with the filing of this registration statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

(2)
These fees and expenses are dependent upon the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
Additionally, our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.   Exhibits.
(a)
Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1**	Amended and Restated Certificate of Incorporation of Energy Vault Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Energy Vault Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39982), filed with the SEC on February 14, 2022.
3.2**	Amended and Restated Bylaws of Energy Vault Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Energy Vault Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39982), filed with the SEC on February 14, 2022).
4.1**	Description of Securities (incorporated by reference to Exhibit 4.1 to Energy Vault Holdings, Inc.’s Annual Report on Form 10-K (File No. 001-39982), filed with the SEC on March 13, 2024).
4.2*	Form of Convertible Debenture.
5.1*	Opinion of Vinson & Elkins L.L.P.
10.1**	Securities Purchase Agreement, dated September 22, 2025, by and between Energy Vault Holdings, Inc. and YA II PN, LTD. (incorporated by reference to Exhibit 10.7 to Energy Vault Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39982), filed with the SEC on November 10, 2025).
10.2*	First Amendment to Securities Purchase Agreement, dated December 30, 2025, by and between Energy Vault Holdings, Inc. and YA II PN, LTD.
10.3*	Amended and Restated Registration Rights Agreement, dated December 30, 2025, by and between Energy Vault Holdings, Inc. and YA II PN, LTD.
23.1*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
23.2*	Consent of BDO USA, P.C., independent registered public accounting firm.
24.1*	Power of Attorney (included in the signature page to this registration statement).
107.1*	Filing Fee Table

*
Filed herewith.

**
Previously filed.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on January 9, 2026.
ENERGY VAULT HOLDINGS, INC.
By:
/s/ Robert Piconi

Robert Piconi
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Robert Piconi and Brad Eastman as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for them and in their name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys- in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
SIGNATURE	TITLE	DATE
/s/ Robert Piconi Robert Piconi	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 9, 2026
/s/ Michael Beer Michael Beer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2026
/s/ Theresa Fariello Theresa Fariello	Director	January 9, 2026
/s/ Larry Paulson Larry Paulson	Director	January 9, 2026
/s/ Mary Beth Mandanas Mary Beth Mandanas	Non-Executive Director	January 9, 2026
/s/ Thomas Ertel Thomas Ertel	Non-Executive Director	January 9, 2026
/s/ Dylan Hixon Dylan Hixon	Non-Executive Director	January 9, 2026